UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 12, 2004

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Old Germantown Road, Delray Beach, Florida	33445

(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The Office Depot, Inc. (the “Company”) board of directors has authorized redemption of the Company’s 10% Senior Subordinated Notes, due 2008 (the “Notes” or individually a “Note”), pursuant to the optional redemption provisions of the Subordinated Notes Indenture. The redemption price, calculated pursuant to the Indenture, including the required calculation of the present value of the yield of the Notes over the remaining time to maturity (the required “make whole amount”) is approximately $1,208.81 per $1,000 Note. The final redemption price will be based on the comparable U.S. Treasury Rate three business days prior to the redemption date of December 17, 2004, and will include accrued and unpaid interest. The aggregate principal amount of Notes to be redeemed is $250 million, or approximately $302,202,500, including the make whole amount.

The redemption of the Notes is expected to result in a fourth quarter 2004 after-tax charge of approximately $0.09 per share, after giving effect to the previously deferred gain from a related interest rate swap, original issuance costs and related tax effects of the redemption. However, the redemption is expected to be accretive to 2005 earnings by approximately $0.03 per share.

The information in this report is furnished pursuant to Item 7.01 of Form 8-K as information the Company elects to disclose pursuant to such Item. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended, unless specifically incorporated by reference in a future filing under the Exchange Act.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: Except for historical information, the matters discussed in this filing on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, including without limitation all of the projections and anticipated levels of future performance, involve risks and uncertainties which may cause actual results to differ materially from those discussed herein. These risks and uncertainties are detailed from time to time by Office Depot in its filings with the United States Securities and Exchange Commission (“SEC”), including without limitation its most recent filing on Form 10-K, filed on February 26, 2004 and its 10-Q and 8-K filings made from time to time. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. The Company’s SEC filings are readily obtainable at no charge at www.sec.gov and at www.freeEDGAR.com, as well as on a number of other commercial web sites.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.
Date: November 12, 2004	By:	/s/ DAVID C. FANNIN
David C. Fannin
Executive Vice President and General Counsel

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